Exhibit 99.1

ADIENT

PRESS RELEASE

November 4, 2022

Adient reports Q4 and full-year 2022 financial results

The company expects increased earnings, margin and free cash flow in FY23

Adient's Board of Directors approves a $600M share repurchase program

- Q4 GAAP net income and EPS diluted of $45M and $0.47 respectively; Q4 Adj.-EPS diluted of $0.53
- Q4 Adj.-EBITDA of $227M, up $109M y-o-y, or $157M y-o-y when adjusting for portfolio actions executed in FY21
- Cash and cash equivalents of $947M at Sept. 30, 2022
- Adient enters FY23 from a position of strength, which is expected to support earnings, margin and FCF growth in FY23 vs. FY22

FY 2022 Q4 FINANCIAL RESULTS OVERVIEW

	REVENUE	EBIT	NET INCOME attributable to Adient	EPS DILUTED
AS REPORTED	$3,650M	$138M	$45M	$0.47
vs. Q4 21	32%	-	-	-
vs. Q4 21 pro forma	24%	-	-	-
	ADJ. EBIT	ADJ. EBITDA	ADJ. NET INCOME attributable to Adient	ADJ. EPS DILUTED
AS ADJUSTED	$144M	$227M	$51M	$0.53
vs. Q4 21	-	92%	-	-
vs. Q4 21 pro forma	-	-	-	-

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP
- Not a meaningful comparison

FY 2022 FINANCIAL RESULTS OVERVIEW

	REVENUE	EBIT	NET INCOME (LOSS) attributable to Adient	EPS DILUTED
AS REPORTED	$14,121M	$259M	$(120)M	$(1.27)
vs. FY 2021	3%	-	-	-
vs. FY 2021 pro forma	(1)%	-	-	-
	ADJ. EBIT	ADJ. EBITDA	ADJ. NET INCOME attributable to Adient	ADJ. EPS DILUTED
AS ADJUSTED	$348M	$675M	$11M	$0.11
vs. FY 2021	(42)%	(26)%	(94)%	(95)%
vs. FY 2021 pro forma	-	(17)%	-	-

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP
- Not a meaningful comparison

DRIVING THE BUSINESS FORWARD

Adient remains focused on its strategic plan and executed actions that are expected to position the company for sustained success. Adient remained on course despite pressure from numerous external factors (which the company estimates impacted its FY22 revenue and Adj.-EBITDA by $2.2B and $600M, respectively) such as continued global supply chain disruptions that resulted in significantly lower vehicle production by customers, the Ukraine war, and a sharp rise in input costs. Despite the challenging macro environment, the Adient team continued to drive the business forward. Adient's Q4FY22 Adj.-EBITDA totaled $227M, up $157M compared to Q4FY21 Adj.-EBITDA adjusted for portfolio actions executed in FY21. Although various external headwinds improved sequentially vs. Q3FY22, lower volume, temporary operating inefficiencies, and increased input costs weighed on Q4FY22 results by about $65M. Adj.-EBITDA and margin excluding equity income totaled $206M and 5.6%, respectively. Actions by the company in FY21 and FY22 to lower FCF breakeven, combined with an expected improved operating environment in FY23, should translate into improved earnings, margin and FCF compared with FY22.

INTENSE FOCUS ON CASH AND LIQUIDITY ENABLES ADDITIONAL DEBT REPAYMENT

Adient's cash and cash equivalents totaled $947M at Sept. 30, 2022 (total liquidity of ~$1.8B). During the quarter, Adient used approximately $100M in cash to voluntarily repay the remaining balance of the company's 9.00% senior first lien notes due in 2025 (includes premiums, accrued interest and principal). Approximately $960M of debt paydown was executed in FY22 (~$1.9B since Q4FY20). Subsequent to the quarter, the company refinanced its $1.25B ABL revolver. The successful refinancing retained the facility size at $1.25B, extended the maturity to 2027, and set pricing at SOFR+150-200bps.

ENHANCING ADIENT'S CAPITAL ALLOCATION PLAN WITH A $600M SHARE REPURCHASE PROGRAM

With a goal of transforming its balance sheet, Adient's capital allocation plan has prioritized debt paydown over the past few years (~$1.9B of debt repayment since Q4FY20). Adient's target leverage threshold of ~1.5x-2.0x net debt / adj.-EBITDA is expected to be achieved in FY23. This, combined with the company's confidence in its near- and long-term plan, prompted Adient's board of directors to approve a $600M share repurchase program with no expiration. Adient expects to take a measured approach to the timing and amount of buybacks to be executed (remaining mindful of cash needs and market conditions). Going forward, Adient's capital allocation plan will balance future FCF between internal growth projects, share repurchases and potential inorganic growth opportunities.

ADVANCING A SUSTAINABLE FUTURE

Diversity Equity Inclusion

In FY22, Adient increased its commitment to driving its long-term sustainable transformation, including the publication this quarter of a Deforestation Policy, Human Rights Policy Statement and DE&I Commitment Statement. In addition, Adient and H2 Green Steel signed an agreement for the Swedish steelmaker to supply the company with fossil-free steel with a low carbon footprint and, on the product front, Adient's new sustainable UltraThin seat was recognized in the Future of Lightweighting category at the 2022 Altair Enlighten Awards. See additional details and links on page 3 of this release.

"Adient's unwavering focus on our strategy throughout FY22 enabled the company to drive the business forward despite numerous external headwinds. Our expectations of increased earnings, margin and free cash flow in FY23 will support additional value creation for all of Adient's stakeholders."

— Doug Del Grosso, President and Chief Executive Officer

SEGMENT RESULTS (ADJUSTED EBITDA*)

	Americas		EMEA		Asia
FY 2022	FY 2021 I Pro Forma	FY 2022	FY 2021 I Pro Forma	FY 2022	FY 2021 I Pro Forma
$242M	$232M I $227M	**$138M**	$277M I $250M	**$383M**	$486M I $411M
Q4 2022	Q4 2021 I Pro Forma	Q4 2022	Q4 2021 I Pro Forma	Q4 2022	Q4 2021 I Pro Forma
$117M	$13M I $12M	**$34M**	$0M I $(9)M	**$100M**	$122M I $84M

Americas: For the quarter, the y-o-y increase was driven by improved volume and mix resulting from increased customer production, improved business performance, primarily improved launch, labor & overhead efficiencies, and benefits related to a restructured JV pricing agreement.

EMEA: For the quarter, the y-o-y increase was driven by improved business performance primarily driven by improved net material margin (underpinned by customer recoveries), increased volume and mix, as well as benefits related to a restructured JV pricing agreement. Increased commodity costs, impact of currency movements and higher SG&A costs were partial offsets.

Asia: For the quarter, the y-o-y increase driven primarily by improved volume and mix. Partially offsetting this benefit was the impact of currency movements, lower equity income (improved performance at Adient's unconsolidated JVs more than offset by the impact of a restructured JV pricing agreement), and negative business performance.

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix. Segment Adj.-EBITDA for Americas, EMEA, and Asia does not contain certain corporate costs that are not allocated back to the operations.

CASH FLOW & BALANCE SHEET

	Q4 2022	Q4 2021	FY 2022	FY 2021
OPERATING CASH FLOW	**$236M**	$(102)M	**$274M**	$260M
CAPITAL EXPENDITURES	**$(57)M**	$(74)M	**$(227)M**	$(260)M
FREE CASH FLOW	**$179M**	$(176)M	**$47M**	$0M

	9/30/22	9/30/21
CASH & CASH EQUIVALENTS	**$947M**	$1,521M
TOTAL DEBT	**$2,578M**	$3,696M
NET DEBT	**$1,631M**	$2,175M

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP

"The ability to drive the business forward despite the challenging operating environment has enabled Adient to enhance its capital allocation plan. The company expects to balance future free cash flow between internal growth projects, measured share repurchases and opportunistic inorganic growth opportunities."

— Jeff Stafeil, Executive Vice President and Chief Financial Officer

Q4 KEY OPERATING METRICS

		Q4 2022	Q4 2021	
SALES	CONSOLIDATED	**$3,650M**	$2,771M	Q4FY22 consolidated revenues up 32%, or 24% compared with Q4FY21 pro forma results. Increase primarily driven by improved volumes.
SALES	UNCONSOLIDATED	**$1,046M**	$2,015M	Q4FY22 unconsolidated sales decreased primarily as a result of portfolio actions executed in FY21. Revenues up 33% when adjusting for pro forma results, driven by improved volumes.
	ADJUSTED EQUITY INCOME*	**$21M**	$85M	Q4FY22 equity income decreased primarily as a result of portfolio actions executed in FY21, the impact of a restructured JV pricing agreement, partially offset by improved volumes.
	ADJUSTED INTEREST EXPENSE*	**$38M**	$49M	In line with company expectations given Adient's debt and cash position.
	ADJUSTED INCOME TAX EXPENSE*	**$29M**	$5M	Adjusted income tax expense in line with expectation given the geographic composition of earnings and significant valuation allowances in certain tax jurisdictions.

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures, refer to the appendix.

LOOKING FORWARD — FY2023 OUTLOOK

Consolidated sales	~$14.7B	Interest expense	~$160M
Adj.-EBITDA	~$850M	Cash tax	~$90M
Equity income (included in Adj.-EBITDA)	~$90M	Capital expenditures	~$300M
		Free cash flow	~$200M

An expected y-o-y improvement in the operating environment, combined with additional "self-help" initiatives, are expected to underpin earnings, margin and FCF growth in FY23 vs. FY22. That said, FY23 will likely contain a unique set of challenges and obstacles that will need to be navigated. The biggest unknown and risk today relates to external factors that have the potential to impact Adient's operations in Europe (energy cost and availability, labor inflation, consumer demand, vehicle production, and the company's ability to recover increased input costs from our customers). Adient will provide updates as appropriate as FY23 progresses.

ADIENT'S COMMITMENT TO SUSTAINABILITY

Creating
a sustainable future
together

Adient is committed to a long-term sustainable transformation that not only limits the impact our business has on the planet, but also focuses on social and economic change to create a better environment for everyone.

The company continued to make progress on its ESG goals this quarter, including the publication of three important documents: Adient's Deforestation Policy, Human Rights Policy Statement and DE&I Commitment Statement. The Deforestation Policy reiterates our commitment to working toward procuring our forest commodities from more sustainable sources to reduce our potential impact on deforestation and climate change. Our Human Rights Policy solidifies Adient's commitment to protecting the safety, well-being and human right of all our people, and our DE&I Commitment Statement outlines how we are driving an inclusive culture where all our people are supported and able to fully contribute and benefit from the success of our business.

Also this quarter, Adient and H2 Green Steel signed an agreement for the Swedish steelmaker to supply fossil-free steel to the company with a low carbon footprint from 2026 on and subsequently use it in Adient's metal products. Learn more here.

On the product front, Adient's UltraThin seat was recognized in the Future of Lightweighting category at the 2022 Altair Enlighten Awards. These awards honor sustainability and lightweight advancements that show successful commitment to reducing our carbon footprint, mitigating water and energy consumption, material reuse and recycling. Adient's UltraThin is a unique seat of thermoplastic elastomer (TPE) panels that offers a high level of comfort and support, creating significant space savings, component consolidation and overall mass reduction. This technology does not exist anywhere else in the auto industry. Read more here.

INVESTOR CONTACT

Mark Oswald
Vice President, Investor Relations
+1 734 254 3372
mark.a.oswald@adient.com

MEDIA CONTACT

Mary Kay Dodero
Executive Director of Communications
+1 734 254 7704
mary.kay.dodero@adient.com

ADIENT

Adient (NYSE: ADNT) is a global leader in automotive seating. With approximately 72,000 employees in 31 countries, Adient operates more than 200 manufacturing/assembly plants worldwide. Adient produces and delivers automotive seating for all major OEMs. From complete seating systems to individual components, Adient's expertise spans every step of the automotive seat-making process. Adient's integrated, in-house skills allow it to take its products from research and design to engineering and manufacturing — and into more than 19 million vehicles every year. For more information on Adient, please visit www.adient.com.

Cautionary Statement Regarding Forward-Looking Statements:

Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed "forward- looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient's expectations for its deleveraging activities, the timing, benefits and outcomes of those activities, as well as its future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, market position, outlook, targets, guidance or goals are forward-looking statements. Words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "forecast," "project" or "plan" or terms of similar meaning are also generally intended to identify forward- looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient's control, that could cause Adient's actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the Ukraine conflict and COVID lockdowns in China and their impact on regional, global economies and additional pressure on supply chains and vehicle production, the effects of local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties, the continued financial and operational impacts of and uncertainties relating to the COVID-19 pandemic on Adient and its customers, suppliers, joint venture partners and other parties, work stoppages, including due to supply chain disruptions and similar events, energy and commodity prices, the company's ability and timing of customer recoveries for increased input costs, the availability of raw materials and component products (including components required by our customers for the manufacture of vehicles (i.e., semiconductors)), whether deleveraging activities may yield additional value for shareholders at all or on the same or different terms as those described herein, the ability of Adient to execute its turnaround plan, automotive vehicle production levels, mix and schedules, as well as our concentration of exposure to certain automotive manufacturers, the ability of Adient to effectively launch new business at forecast and profitable levels, the ability of Adient to meet debt service requirements, the terms of future financing, the impact of tax reform legislation, uncertainties in U.S. administrative policy regarding trade agreements, tariffs and other international trade relations, general economic and business conditions, the strength of the U.S. or other economies, shifts in market shares among vehicles, vehicle segments or away from vehicles on which Adient has significant content, changes in consumer demand, global climate change and related emphasis on ESG matters by various stakeholders, currency exchange rates and cancellation of or changes to commercial arrangements, and the ability of Adient to identify, recruit and retain key leadership. A detailed discussion of risks related to Adient's business is included in the section entitled "Risk Factors" in Adient's Annual Report on Form 10-K for the fiscal year ended September 30, 2021 filed with the U.S. Securities and Exchange Commission (the "SEC") on November 23, 2021, Quarterly Report on Form 10-Q for the Quarterly Period ended December 31, 2021, filed with the SEC on February 4, 2022, Quarterly Report on Form 10-Q for the Quarterly Period ended March 31, 2022, filed with the SEC on May 5, 2022, Quarterly Report on From 10-Q for the Quarterly Period ended June 30, 2022, filed with the SEC on August 5, 2022 and in subsequent reports filed with or furnished to the SEC, available at www.sec.gov. Potential investors and others should consider these factors in evaluating the forward- looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document.

In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient's businesses. Such projections reflect various assumptions of Adient's management concerning the future performance of Adient's businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions, or the projections based thereon.

Use of Non-GAAP Financial Information:

This document also contains non-GAAP financial information because Adient's management believes it may assist investors in evaluating Adient's on-going operations. Adient believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. A reconciliation of non-GAAP measures to their closest GAAP equivalent are included in the appendix. Reconciliations of non-GAAP measures related to FY2023 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

Appendix

Adient plc
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions, except per share data)	2022	2021	2022	2021
Net sales	$3,650	$2,771	$14,121	$13,680
Cost of sales	3,367	2,734	13,314	12,854
Gross profit	283	37	807	826
Selling, general and administrative expenses	159	104	598	537
(Gain) loss on business divestitures - net	—	26	—	26
Restructuring and impairment costs	5	1	25	21
Equity income (loss)	19	1,264	75	1,484
Earnings (loss) before interest and income taxes	138	1,170	259	1,726
Net financing charges	43	55	215	311
Other pension expense (income)	(4)	(16)	(10)	(24)
Income (loss) before income taxes	99	1,131	54	1,439
Income tax provision (benefit)	29	159	94	249
Net income (loss)	70	972	(40)	1,190
Income attributable to noncontrolling interests	25	12	80	82
Net income (loss) attributable to Adient	$45	$960	$(120)	$1,108

Diluted earnings (loss) per share	$0.47	$10.02	$(1.27)	$11.58

Shares outstanding at period end	94.9	94.4	94.9	94.4
Diluted weighted average shares	96.0	95.8	94.8	95.7

Appendix

Adient plc
Condensed Consolidated Statements of Financial Position
(Unaudited)

	September 30,
(in millions)	2022	2021
Assets
Cash and cash equivalents	$947	$1,521
Accounts receivable - net	1,852	1,426
Inventories	953	976
Assets held for sale	—	49
Other current assets	411	1,114
Current assets	4,163	5,086

Property, plant and equipment - net	1,377	1,607
Goodwill	2,057	2,212
Other intangible assets - net	467	555
Investments in partially-owned affiliates	286	335
Assets held for sale	11	25
Other noncurrent assets	797	958
Total assets	$9,158	$10,778

Liabilities and Shareholders' Equity
Short-term debt	$14	$184
Accounts payable and accrued expenses	2,818	2,519
Liabilities held for sale	—	16
Other current liabilities	669	792
Current liabilities	3,501	3,511

Long-term debt	2,564	3,512
Other noncurrent liabilities	673	797
Redeemable noncontrolling interests	45	240
Shareholders' equity attributable to Adient	2,073	2,376
Noncontrolling interests	302	342
Total liabilities and shareholders' equity	$9,158	$10,778

Appendix

Adient plc
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2022	2021	2022	2021
Operating Activities
Net income (loss) attributable to Adient	$45	$960	$(120)	$1,108
Income attributable to noncontrolling interests	25	12	80	82
Net income (loss)	70	972	(40)	1,190
Adjustments to reconcile net income (loss) to cash provided (used) by operating activities:
Depreciation	75	75	298	285
Amortization of intangibles	12	16	52	45
Pension and postretirement benefit expense (benefit)	(1)	(15)	(2)	(16)
Pension and postretirement contributions, net	1	(5)	(16)	(23)
Equity in earnings of partially-owned affiliates, net of dividends received	42	(62)	4	44
(Gain) on sale / impairment of nonconsolidated partially owned affiliate	2	(1,181)	10	(1,214)
Premium paid on repurchase of debt	4	—	38	50
Retrospective recoveries of Brazil indirect tax credits	(29)	—	(29)	(38)
Derivative loss on China Transactions	—	6	3	30
Deferred income taxes	(1)	45	4	40
Non-cash restructuring and impairment charges	2	—	14	11
Loss (gain) on divestitures - net	—	26	—	26
Equity-based compensation	8	—	29	36
Other	3	5	17	21
Changes in assets and liabilities:
Receivables	(161)	288	(576)	483
Inventories	(36)	(105)	(62)	(263)
Other assets	(30)	145	32	82
Restructuring reserves	(8)	(18)	(57)	(136)
Accounts payable and accrued liabilities	275	(246)	558	(388)
Accrued income taxes	8	(48)	(3)	(5)
Cash provided (used) by operating activities	236	(102)	274	260
Investing Activities
Capital expenditures	(57)	(74)	(227)	(260)
Sale of property, plant and equipment	2	7	20	30
Settlement of derivatives	—	(12)	(30)	(12)
Acquisition of businesses, net of cash acquired	—	60	(19)	(211)
Business divestitures	—	713	740	785
Loans to affiliates	—	—	—	15
Cash provided (used) by investing activities	(55)	694	484	347
Financing Activities
Increase (decrease) in short-term debt	(6)	(41)	(14)	(5)
Increase (decrease) in long-term debt	—	—	—	214
Repayment of long-term debt	(99)	(5)	(987)	(895)
Debt financing costs	—	—	(1)	(8)
Cash paid to acquire a noncontrolling interest	—	—	(153)	—
Dividends paid to noncontrolling interests	(4)	(3)	(106)	(69)
Other	—	(3)	(12)	(7)
Cash provided (used) by financing activities	(109)	(52)	(1,273)	(770)
Effect of exchange rate changes on cash and cash equivalents	(17)	(4)	(59)	8
Increase (decrease) in cash and cash equivalents, including cash classified within current assets held for sale	55	536	(574)	(155)
Less: Cash classified within current assets held for sale	—	—	—	(16)
Increase (decrease) in cash and cash equivalents	$55	$536	$(574)	$(171)

Appendix

Footnotes
1. Segment Results

Adient manages its business on a geographic basis and operates in the following three reportable segments for financial reporting purposes: 1) Americas, which is inclusive of North America and South America; 2) Europe, Middle East, and Africa ("EMEA") and 3) Asia Pacific/China ("Asia").

Adient evaluates the performance of its reportable segments using an adjusted EBITDA metric defined as income before income taxes and noncontrolling interests, excluding net financing charges, qualified restructuring and impairment costs, restructuring related-costs, net mark-to-market adjustments on pension and postretirement plans, transaction gains/losses, purchase accounting amortization, depreciation, stock-based compensation and other non-recurring items ("Adjusted EBITDA"). Also, certain corporate-related costs are not allocated to the segments. The reportable segments are consistent with how management views the markets served by Adient and reflect the financial information that is reviewed by its chief operating decision maker.

Financial information relating to Adient's reportable segments is as follows:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2022	2021	2022	2021
Net Sales
Americas	$1,790	$1,343	$6,557	$6,164
EMEA	1,101	996	4,764	5,564
Asia	792	465	2,926	2,123
Eliminations	(33)	(33)	(126)	(171)
Total net sales	$3,650	$2,771	$14,121	$13,680

Appendix

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2022	2021	2022	2021
Adjusted EBITDA
Americas	$117	$13	$242	$232
EMEA	34	—	138	277
Asia	100	122	383	486
Corporate-related costs (1)	(24)	(17)	(88)	(78)
Restructuring and impairment costs (2)	(5)	(1)	(25)	(21)
Purchase accounting amortization (3)	(13)	(18)	(54)	(50)
Restructuring related charges (4)	(1)	(3)	(6)	(9)
Gain (loss) on business divestitures - net (5)	—	(26)	—	(26)
Gain on sale / (impairment) of nonconsolidated partially-owned affiliates (9)	(1)	1,181	(10)	1,214
Stock based compensation	(8)	—	(29)	(36)
Depreciation	(75)	(75)	(298)	(285)
Other items (6)	14	(6)	6	22
Earnings (loss) before interest and income taxes	138	1,170	259	1,726
Net financing charges	(43)	(55)	(215)	(311)
Other pension income (expense)	4	16	10	24
Income (loss) before income taxes	$99	$1,131	$54	$1,439

Refer to the Footnote Addendum for footnote explanations.

2. Earnings Per Share

The following table reconciles the numerators and denominators used to calculate basic and diluted earnings (loss) per share:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions, except per share data)	2022	2021	2022	2021
Income available to shareholders
Net income (loss) attributable to Adient	$45	$960	$(120)	$1,108

Weighted average shares outstanding
Basic weighted average shares outstanding	94.8	94.4	94.8	94.2
Effect of dilutive securities:
Stock options, unvested restricted stock and unvested performance share awards	1.2	1.4	—	1.5
Diluted weighted average shares outstanding	96.0	95.8	94.8	95.7

Potentially dilutive securities whose effect would have been antidilutive are excluded from the computation of diluted earnings per share, which for the twelve months ended September 30, 2022 is a result of being in a loss position.

Appendix

3. Non-GAAP Measures

Adjusted EBIT, Adjusted EBIT margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income attributable to Adient, Adjusted effective tax rate, Adjusted earnings per share, Adjusted equity income, Adjusted interest expense, Free cash flow and Net debt as well as other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes these non-GAAP measures assist investors and other interested parties in evaluating Adient's on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented below. Reconciliations of non-GAAP measures related to guidance for any future period have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

•	Adjusted EBIT is defined as income before income taxes and noncontrolling interests excluding net financing charges, restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, other significant non-recurring items, and net mark-to-market adjustments on pension and postretirement plans. Adjusted EBIT margin is adjusted EBIT as a percentage of net sales.
•	Adjusted EBITDA is defined as adjusted EBIT excluding depreciation and stock based compensation. Certain corporate-related costs are not allocated to the business segments in determining Adjusted EBITDA. Adjusted EBITDA margin is adjusted EBITDA as a percentage of net sales. Adjusted EBITDA excluding adjusted equity income, each as defined herein, is also presented.
•	Adjusted net income attributable to Adient is defined as net income attributable to Adient excluding restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, expenses associated with becoming an independent company, other significant non-recurring items, net mark-to-market adjustments on pension and postretirement plans, the tax impact of these items and other discrete tax charges/benefits.
•	Adjusted effective tax rate is defined as adjusted income tax provision as a percentage of adjusted income before income taxes.
•	Adjusted earnings per share is defined as Adjusted net income attributable to Adient divided by diluted weighted average shares.
•	Adjusted equity income is defined as equity income excluding amortization of Adient's intangible assets related to its non-consolidated joint ventures and other unusual or one-time items impacting equity income.
•	Adjusted interest expense is defined as net financing charges excluding unusual or one-time items impacting interest expense.
•	Free cash flow is defined as cash provided by operating activities less capital expenditures.
•	Net debt is calculated as gross debt (short-term and long-term) less cash and cash equivalents.

Adient is also making pro forma adjustments to fiscal 2021 financial information to reflect the impacts of certain transactions (collectively, “portfolio actions”) as described below. Adient believes these pro forma adjustments provide helpful comparisons between the current year and prior year results by adjusting the prior year to be on a consistent basis with the current year.

•	"Americas footprint actions" and "EMEA footprint actions" refer to miscellaneous closures / roll off of business.
•	"EMEA deconsolidation" refers to sale of a metals business in Turkey effective October 1, 2021 to a nonconsolidated JV in which Adient retains a noncontrolling interest.
•	"China strategic transaction" refers to the disposition of the YFAS JV and consolidation of CQADNT and LFADNT, all of which were effective on September 30, 2021.
•	"China footprint actions" refers to divestitures of smaller, non-core businesses (i.e., remaining fabrics business and Futuris entity).

Appendix

Summarized Income Statement Information
(Refer to the Footnote Addendum for footnote explanations and details of reconciling items between GAAP results and Adjusted results)

	Three Months Ended September 30,
	2022			2021
(in millions, except per share data)	GAAP Results	Adj.	Adjusted Results	GAAP Results	Adj.	Adjusted Results
Net sales	$3,650	$—	$3,650	$2,771	$—	$2,771
Cost of sales (7)	3,367	29	3,396	2,734	(5)	2,729
Gross profit	283	(29)	254	37	5	42
Selling, general and administrative expenses (8)	159	(28)	131	104	(20)	84
(Gain) loss on business divestitures - net (5)	—	—	—	26	(26)	—
Restructuring and impairment costs (2)	5	(5)	—	1	(1)	—
Equity income (loss) (9)	19	2	21	1,264	(1,179)	85
Earnings (loss) before interest and income taxes (EBIT)	138	6	144	1,170	(1,127)	43

Memo accounts:
Depreciation			75			75
Equity based compensation costs			8			—
Adjusted EBITDA			$227			$118

Net financing charges (10)	43	(5)	38	55	(6)	49
Other pension expense (income) (11)	(4)	3	(1)	(16)	14	(2)
Income (loss) before income taxes	99	8	107	1,131	(1,135)	(4)
Income tax provision (benefit) (12)	29	—	29	159	(154)	5
Net income (loss) attributable to Adient	45	6	51	960	(983)	(23)
Diluted earnings (loss) per share	0.47	0.06	0.53	10.02	(10.26)	(0.24)
Diluted weighted average shares	96.0	—	96.0	95.8	(1.4)	94.4

Appendix

Summarized Income Statement Information
(Refer to the Footnote Addendum for footnote explanations and details of reconciling items between GAAP results and Adjusted results)

	Twelve Months Ended September 30,
	2022			2021
(in millions, except per share data)	GAAP Results	Adj.	Adjusted Results	GAAP Results	Adj.	Adjusted Results
Net sales	$14,121	$—	$14,121	$13,680	$—	$13,680
Cost of sales (7)	13,314	26	13,340	12,854	27	12,881
Gross profit	807	(26)	781	826	(27)	799
Selling, general and administrative expenses (8)	598	(77)	521	537	(63)	474
(Gain) loss on business divestitures - net (5)	—	—	—	26	(26)	—
Restructuring and impairment costs (2)	25	(25)	—	21	(21)	—
Equity income (loss) (9)	75	13	88	1,484	(1,213)	271
Earnings (loss) before interest and income taxes (EBIT)	259	89	348	1,726	(1,130)	596

Memo accounts:
Depreciation			298			285
Equity based compensation costs			29			36
Adjusted EBITDA			$675			$917

Net financing charges (10)	215	(52)	163	311	(93)	218
Other pension expense (income) (11)	(10)	6	(4)	(24)	15	(9)
Income (loss) before income taxes	54	135	189	1,439	(1,052)	387
Income tax provision (benefit) (12)	94	(3)	91	249	(150)	99
Net income (loss) attributable to Adient	(120)	131	11	1,108	(909)	199
Diluted earnings (loss) per share	(1.27)	1.38	0.11	11.58	(9.50)	2.08
Diluted weighted average shares	94.8	1.0	95.8	95.7	—	95.7

Appendix

Segment Performance:

	Three months ended September 30, 2022
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,790	$1,101	$792	$(33)	$3,650

Adjusted EBITDA	$117	$34	$100	$(24)	$227

Adjusted EBITDA margin	6.5%	3.1%	12.6%	N/A	6.2%

	Three months ended September 30, 2021
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,343	$996	$465	$(33)	$2,771

Adjusted EBITDA	$13	$—	$122	$(17)	$118

Adjusted EBITDA margin	1.0%	—%	26.2%	N/A	4.3%

	Twelve months ended September 30, 2022
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$6,557	$4,764	$2,926	$(126)	$14,121

Adjusted EBITDA	$242	$138	$383	$(88)	$675

Adjusted EBITDA margin	3.7%	2.9%	13.1%	N/A	4.8%

	Twelve months ended September 30, 2021
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$6,164	$5,564	$2,123	$(171)	$13,680

Adjusted EBITDA	$232	$277	$486	$(78)	$917

Adjusted EBITDA margin	3.8%	5.0%	22.9%	N/A	6.7%

The following table presents adjusted EBITDA excluding adjusted equity income:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2022	2021	2022	2021
Adjusted EBITDA	$227	$118	$675	$917

Adjusted equity income	21	85	88	271

Adjusted EBITDA excluding adjusted equity income	$206	$33	$587	$646
% of Sales	5.6%	1.2%	4.2%	4.7%

Appendix

The following table reconciles income (loss) before income taxes to adjusted income before income taxes and presents the related effective tax rate and adjusted effective tax rate:

	Three Months Ended September 30,
	2022			2021
(in millions, except effective tax rate)	Income (loss) before income taxes	Tax impact	Effective tax rate	Income (loss) before income taxes	Tax impact	Effective tax rate
As reported	$99	$29	29.3%	$1,131	$159	14.1%
Adjustments (12)	8	—	—%	(1,135)	(154)	13.6%
As adjusted	$107	$29	27.1%	$(4)	$5	* nm

	Twelve Months Ended September 30,
	2022			2021
(in millions, except effective tax rate)	Income (loss) before income taxes	Tax impact	Effective tax rate	Income (loss) before income taxes	Tax impact	Effective tax rate
As reported	54	$94	* nm	$1,439	$249	17.3%
Adjustments (12)	135	(3)	(2.2)%	(1,052)	(150)	14.3%
As adjusted	$189	$91	48.1%	$387	$99	25.6%

* Measure not meaningful.

The following table reconciles net income (loss) attributable to Adient to adjusted net income (loss) attributable to Adient:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2022	2021	2022	2021
Net income (loss) attributable to Adient	$45	$960	$(120)	$1,108
Restructuring and impairment costs (2)	5	1	25	21
Purchase accounting amortization (3)	13	18	54	50
Restructuring related charges (4)	1	3	6	9
(Gain) loss on business divestitures - net (5)	—	26	—	26
Pension mark-to-market and settlement (gain) loss (11)	(3)	(14)	(6)	(15)
(Gain) loss on sale / impairment of nonconsolidated partially-owned affiliates (9)	1	(1,181)	10	(1,214)
Interest accretion on long-term receivable (10)	—	—	—	(6)
Write off of deferred financing charges upon repurchase of debt (10)	1	—	8	20
Derivative loss on China transactions (10)	—	6	3	30
Foreign exchange loss on intercompany loan in Russia (10)	—	—	3	—
Premium paid on repurchase of debt (10)	4	—	38	49
Other items (6)	(14)	6	(6)	(22)
Impact of adjustments on noncontrolling interests (13)	(2)	(2)	(7)	(7)
Tax impact of above adjustments and other tax items (12)	—	154	3	150
Adjusted net income (loss) attributable to Adient	$51	$(23)	$11	$199

Refer to the Footnote Addendum for footnote explanations

Appendix

The following table reconciles diluted earnings (loss) per share as reported to adjusted diluted earnings per share:

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2022	2021	2022	2021
Diluted earnings (loss) per share as reported	$0.47	$10.02	$(1.27)	$11.58
Restructuring and impairment costs (2)	0.05	0.01	0.26	0.22
Purchase accounting amortization (3)	0.14	0.19	0.57	0.52
Restructuring related charges (4)	0.01	0.03	0.06	0.09
(Gain) loss on business divestitures - net (5)	—	0.27	—	0.27
Pension mark-to-market and settlement gain/loss (11)	(0.03)	(0.15)	(0.06)	(0.16)
(Gain) on sale / impairment of nonconsolidated partially-owned affiliates (9)	0.01	(12.32)	0.11	(12.68)
Interest accretion on long-term receivable (10)	—	—	—	(0.06)
Write off of deferred financing charges upon repurchase of debt (10)	0.01	—	0.08	0.21
Derivative loss on China transactions (10)	—	0.06	0.03	0.31
Foreign exchange (gain) loss on intercompany loan in Russia (10)	—	—	0.03	—
Premium paid on repurchase of debt (10)	0.04	—	0.40	0.51
Other items (6)	(0.15)	0.06	(0.06)	(0.23)
Impact of adjustments on noncontrolling interests (13)	(0.02)	(0.02)	(0.07)	(0.07)
Tax impact of above adjustments and other tax items (12)	—	1.61	0.03	1.57
Adjusted diluted earnings (loss) per share	$0.53	$(0.24)	$0.11	$2.08

The following table presents calculations of net debt:

	September 30,
(in millions, except net leverage)	2022	2021
Cash	$947	$1,521
Total debt	2,578	3,696
Net debt	$1,631	$2,175

The following table reconciles cash from operating activities to free cash flow:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2022	2021	2022	2021
Operating cash flow	$236	$(102)	$274	$260
Capital expenditures	(57)	(74)	(227)	(260)
Free cash flow	$179	$(176)	$47	$—

Appendix

The following table reconciles adjusted EBITDA to Free cash flow:

	FY22		FY21
(in millions)	Q4	YTD	Q4	YTD
Adjusted EBITDA excluding adjusted equity income	$206	$587	$33	$646
(+/-) Dividend	62	89	22	315
(-) Restructuring (cash)	(9)	(57)	(17)	(144)
(+/-) Net Customer Tooling	32	(4)	—	10
(+/-) Trade Working Capital (Net AR/AP + Inventory)	(15)	(21)	(78)	(41)
(+/-) Accrued Compensation	2	(43)	(15)	20
(-) Interest paid	(58)	(192)	(55)	(239)
(+/-) Tax refund/taxes paid	(14)	(77)	(26)	(78)
(+/-) Non-income related taxes (VAT)	—	33	(19)	(92)
(+/-) Commercial settlements	31	(35)	12	(75)
(+/-) Capitalized engineering	(4)	29	(7)	4
(+/-) Prepaids	22	15	13	(18)
(+/-) Other	(19)	(50)	35	(48)
Operating cash flow	236	274	(102)	260
Capital expenditures	(57)	(227)	(74)	(260)
Free cash flow	$179	$47	$(176)	$—

Appendix

Pro Forma Fiscal Year 2021 Reconciliations:

Net sales (in millions)	Q1	Q2	Q3	Q4	FY2021

Americas - as reported:	$1,737	$1,644	$1,440	$1,343	$6,164
Americas footprint actions	(20)	—	—	(1)	(21)
Americas - pro forma	1,717	1,644	1,440	1,342	6,143

EMEA - as reported:	1,604	1,636	1,328	996	5,564
EMEA JV deconsolidation	(25)	(28)	(11)	(35)	(99)
EMEA footprint actions	(18)	(7)	(6)	1	(30)
EMEA - pro forma	1,561	1,601	1,311	962	5,435

Asia - as reported:	554	588	516	465	2,123
China strategic transactions	234	199	231	227	891
China footprint actions	(44)	(33)	(31)	(13)	(121)
Asia - pro forma	744	754	716	679	2,893

Elimination/corporate:	(47)	(49)	(42)	(33)	(171)

Total Adient - as reported	$3,848	$3,819	$3,242	$2,771	$13,680
Total Adient - pro forma	$3,975	$3,950	$3,425	$2,950	$14,300

Adjusted EBITDA (in millions)	Q1	Q2	Q3	Q4	FY2021

Americas - as reported:	$132	$64	$23	$13	$232
Americas footprint actions	(5)	1	—	(1)	(5)
Americas - pro forma	127	65	23	12	227

EMEA - as reported:	114	141	22	—	277
EMEA JV deconsolidation	(4)	(5)	—	(8)	(17)
EMEA footprint actions	(6)	(2)	(1)	(1)	(10)
EMEA - pro forma	104	134	21	(9)	250

Asia - as reported:	151	121	92	122	486
China strategic transactions	(31)	(2)	10	(38)	(61)
China footprint actions	(7)	(5)	(2)	—	(14)
Asia - pro forma	113	114	100	84	411

Elimination/corporate:	(19)	(23)	(19)	(17)	(78)

Total Adient - as reported	$378	$303	$118	$118	$917
Total Adient - pro forma	$325	$290	$125	$70	$810

Appendix

Footnote Addendum

(1) Corporate-related costs not allocated to the segments include executive office, communications, corporate development, legal and corporate finance.

(2) Reflects qualified restructuring charges for costs that are directly attributable to restructuring activities and meet the definition of restructuring under ASC 420 and one-time asset impairments, as follows:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2022	2021	2022	2021
Restructuring charges	$(3)	$(1)	$(15)	$(13)
Held for sale and other asset adjustments	—	—	(6)	(8)
Impairment charge associated with Russian operations	(2)	—	(4)	—
	$(5)	$(1)	$(25)	$(21)

(3) Reflects amortization of intangible assets including those related to partially owned affiliates recorded within equity income.

(4) Reflects non-qualified restructuring charges for costs that are directly attributable to restructuring activities, but do not meet the definition of restructuring under ASC 420 along with restructuring costs at partially owned affiliates recorded within equity income.

(5) (Gain) loss on business divestitures include:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2022	2021	2022	2021
Sale of certain non-core China business	$—	$(5)	$—	$(5)
Loss associated with the 2021 Yanfeng Transaction	—	(21)	—	(21)
	$—	$(26)	$—	$(26)

(6) Other items include:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2022	2021	2022	2021
Transaction costs	$(1)	$(6)	$(8)	$(19)
Brazil indirect tax recoveries	29	—	32	36
Gain on previously held interest at YFAS in an affiliate	—	—	—	5
Non-recurring contract related settlement	(14)	—	(14)	—
Other	—	—	(4)	—
	$14	$(6)	$6	$22

Appendix

(7) The adjustments to cost of sales include:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2022	2021	2022	2021
Purchase accounting amortization	$—	$(1)	$(1)	$(1)
Restructuring related charges	—	(4)	(4)	(8)
Brazil indirect tax recoveries	29	—	32	36
Other	—	—	(1)	—
	$29	$(5)	$26	$27

(8) The adjustments to selling, general and administrative costs include:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2022	2021	2022	2021
Purchase accounting amortization	$(12)	$(15)	$(51)	$(44)
Restructuring related charges	(1)	1	(1)	—
Transaction costs	(1)	(6)	(8)	(19)
Non-recurring contract related settlement	(14)	—	(14)	—
Other	—	—	(3)	—
	$(28)	$(20)	$(77)	$(63)

(9) The adjustments to equity income include:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2022	2021	2022	2021
Purchase accounting amortization	$1	$2	$2	$5
Gain on previously held interest at YFAS in an affiliate	—	—	—	(5)
Restructuring related charges	—	—	1	1
(Gain) loss on sale / impairment of nonconsolidated partially-owned affiliates	1	(1,181)	10	(1,214)
Customer termination charge	7	—	7	—
Gain on sale of land use rights at an affiliate in China	(7)	—	(7)	—
	$2	$(1,179)	$13	$(1,213)

(10) The adjustments to net financing charges include:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2022	2021	2022	2021
Interest accretion on long-term receivable	$—	$—	$—	$6
Premium paid on repurchase of debt	(4)	—	(38)	(49)
Write off of deferred financing charges upon repurchase of debt	(1)	—	(8)	(20)
Derivative loss on China transactions	—	(6)	(3)	(30)
Foreign exchange loss on intercompany loan in Russia	—	—	(3)	—
	$(5)	$(6)	$(52)	$(93)

Appendix

(11) The adjustments to other pension expense (income) include:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2022	2021	2022	2021
Mark-to-market adjustment gain (loss)	$3	$14	$7	$15
One-time settlement and curtailment gain (loss)	—	—	(1)	—
	$3	$14	$6	$15

(12) The adjustments to income tax provision (benefit) include:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2022	2021	2022	2021
Tax rate change	$—	$—	$4	$—
Brazil indirect tax recoveries	(7)	—	(4)	(12)
Valuation allowances	8	(22)	(4)	(22)
Withholding tax adjustments	—	2	—	13
Amortization	1	2	7	4
(Gain) on sale / (impairment) of nonconsolidated partially-owned affiliates	—	(133)	—	(138)
Other reconciling items	(2)	(3)	(6)	5
	$—	$(154)	$(3)	$(150)

(13) Reflects the impacts of adjustments, primarily purchase accounting amortization and changes in income tax rates, on noncontrolling interests.